Exhibit 1.1

7,500,000 Shares

Genco Shipping & Trading Limited

Common Stock

UNDERWRITING AGREEMENT

February 23, 2012

To the Managers named in Schedule I hereto

for the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

Genco Shipping & Trading Limited, a Marshall Islands company (the “Company”), proposes to issue and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as managers (the “Managers”), an aggregate of 7,500,000 shares (the “Firm Shares”) of common stock, par value $0.01 per share, of the Company (“Common Stock”).

The Company also proposes to issue and sell to the several Underwriters not more than an aggregate of 1,125,000 shares of Common Stock (the “Additional Shares”), if and to the extent that you, as Managers, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of Common Stock granted to the Underwriters in Section 2 hereof.  The Firm Shares and the Additional Shares are hereinafter referred to as the “Shares.”  If the firm or firms listed in Schedule II hereto include only the Managers listed in Schedule I hereto, then the terms “Underwriters” and “Managers” as used herein shall each be deemed only to refer to such firm or firms.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, on Form S-3 (File No. 333-171404), relating to certain securities of the Company (the “Shelf Securities”), including the Shares, to be offered and sold from time to time by the Company.  The registration statement as amended to the date of this underwriting agreement (this “Agreement”), including all documents filed as part thereof or incorporated by reference therein, together with the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated June 6, 2011 in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Base Prospectus.”  The Base Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the free writing prospectuses each identified in Schedule I hereto and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.  As used herein, the terms “Registration Statement,” “Base Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein.  The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Base Prospectus, the Time of Sale Prospectus, the Prospectus, any preliminary prospectus or free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1.             Representations and Warranties of the Company.  The Company hereby represents and warrants to and agrees with each of the Underwriters that:

(a)           The Company meets the requirements for use of Form S-3 under the Securities Act.  As of the date of this Agreement, the Company met, and as of the Closing Date and any Option Closing Date (as each such term is defined in Section 4), the Company will meet, the requirements of Form S-3 pursuant to the standards for that form prior to October 21, 1992.  Without limiting the generality of the foregoing, as of such dates, the Company has been or will be timely in meeting its reporting obligations under the Exchange Act during the immediately preceding 12 months and has or will have an aggregate market capitalization held by non-affiliates of greater than $150 million.  The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose have been instituted or are pending before or, to the knowledge of the Company, threatened by the Commission.  The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information.

(b)           A “bona fide public market” (as defined in Rule 5121(f)(3) of Financial Industry Regulatory Authority, Inc. (“FINRA”)) for the Common Stock exists.

(c)           Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(d)           (i) Each document filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date and any Option Closing Date, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Managers expressly for use therein, which information is specified in Section 9(g) of this Agreement.

(e)           The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act.  Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Except for the free writing prospectuses each identified in Schedule I hereto forming part of the Time of Sale Prospectus, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(f)            Except as otherwise disclosed in each of the Time of Sale Prospectus and the Prospectus and, since the date of the last audited financial statements incorporated by reference into the Time of Sale Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and the subsidiaries of the Company listed on Schedule III to this Agreement (each, a “Subsidiary” and collectively, the “Subsidiaries”), taken as a whole; (ii) the Company and the Subsidiaries, considered as one entity, have neither incurred any material liability or obligation (including any off-balance sheet obligation), indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other Subsidiaries, any of the Subsidiaries on any class of capital stock or share capital or repurchase or redemption by the Company or any of the Subsidiaries of any class of capital stock or share capital.

(g)           Each of the Company and the Subsidiaries has been duly organized and is validly existing as a corporation, or company with limited liability, as applicable, in good standing under the laws of the Marshall Islands or the State of Delaware, as applicable, and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the Time of Sale Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement.  Each of the Company and each Subsidiary is duly qualified as a foreign corporation, or company with limited liability, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified would not, singly or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), earnings, business, operations or prospects of the Company and the Subsidiaries, taken as a whole (a “Material Adverse Effect”).  All of the issued and outstanding capital stock or other equity or ownership interest of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, except as set forth in each of the Time of Sale Prospectus and the Prospectus, is owned by the Company, directly or indirectly, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim.  None of the issued and outstanding shares of capital stock or other equity or ownership interest of any Subsidiary were issued in violation of preemptive or other similar rights of any security holder of such Subsidiary.  The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries.

(h)           This Agreement has been duly authorized, executed and delivered by the Company.

(i)            The statements in the Time of Sale Prospectus and the Prospectus under the headings “Description of Debt Securities,” “Description of Other Indebtedness” and “Tax Considerations”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be presented under the Securities Act and the rules and regulations promulgated thereunder, in each case in all material respects.

(j)            As of February 23, 2012, the Company’s authorized capital stock consists of 100,000,000 shares of common stock, par value $0.01 per share, of which 36,307,598 shares are issued and outstanding, and 25,000,000 shares of preferred stock, par value $0.01 per share, of which no shares were issued and outstanding.  The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(k)           The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued, fully paid and non-assessable and will have been issued in compliance with federal and state securities laws and Marshall Islands law, and none of the Shares will be issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.  All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and non-assessable and have been issued in compliance with federal and state securities laws and Marshall Islands law.  None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.  There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any share capital of the Company or any of the Subsidiaries other than those accurately described in each of the Time of Sale Prospectus and the Prospectus.

(l)            There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived in writing.

(m)          Deloitte & Touche LLP, who has certified the financial statements incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus, are independent registered public accountants as required by the Securities Act.

(n)           The financial statements incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly the consolidated financial position of the Company and the Subsidiaries as of and at the dates indicated therein and the results of their operations and cash flows for the periods specified therein.  Such financial statements have been prepared in (i) conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved and (ii) all material respects in compliance with the applicable requirements of the Securities Act.  No other financial statements or supporting schedules are required to be included in the Registration Statement, the Time of Sale Prospectus or the Prospectus.  To the Company’s knowledge, after reasonable inquiry, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the Public Company Accounting Oversight Board, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(o)           The Company and each of the Subsidiaries makes and keeps accurate books and records and maintains systems of accounting and disclosure controls and procedures sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) all information (both financial and non-financial) required to be disclosed by the Company and the Subsidiaries in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations of the Exchange Act, and that all such information is accumulated and communicated to the management of the Company and the Subsidiaries as appropriate to allow timely decisions regarding required disclosure and to make the certifications required under the Exchange Act with respect to such reports.

(p)           Neither the Company nor any of the Subsidiaries (i) is in violation of any provision of any of its articles of incorporation, bylaws or other charter documents or (ii) is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them may be bound (including, without limitation, the debt instruments referred to in each of the Time of Sale Prospectus and the Prospectus and/or filed as exhibits to the Registration Statement), or to which any of the property or assets of the Company or any of the Subsidiaries is subject (each, an “Existing Instrument”), except for such Defaults under clause (ii) above as would not, singly or in the aggregate, result in a Material Adverse Effect.  The Company’s execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby and by the Time of Sale Prospectus and the Prospectus and the issuance and sale of the Shares (i) have been duly authorized by all necessary corporate action and will not result in any violation of any of the provisions of any of the articles of incorporation, bylaws or other charter documents of the Company or any Subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any security interest, mortgage, pledge, lien, encumbrance or adverse claim upon any property or assets of the Company or any of the Subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any Subsidiary.  No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery or performance of this Agreement, the consummation of the transactions contemplated hereby and by the Time of Sale Prospectus and the Prospectus and the issuance and sale of the Shares, except such as (i) have been obtained or made by the Company and are in full force and effect or (ii) may be required under applicable state securities or blue sky laws.  As used herein, a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Subsidiaries.

(q)           Except as otherwise disclosed in each of the Time of Sale Prospectus and the Prospectus, there are no legal or governmental actions, suits or proceedings pending, to which the Company or any Subsidiary is a party or of which any property, operations or assets of the Company or any Subsidiary is the subject that (individually or in the aggregate), if determined adversely to the Company or any Subsidiary, would, singly or in the aggregate, result in a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement or the power or ability of the Company to perform its obligations under this

Agreement or would be material in the context of the sale of shares of Common Stock; to the Company’s knowledge, no such proceeding, litigation or arbitration is threatened or contemplated; and the defense of all such proceedings, litigation and arbitration against or involving the Company or any Subsidiary would not, singly or in the aggregate, result in a Material Adverse Effect.  To the knowledge of the Company, no claim has been asserted against any director or officer of the Company that is premised upon a breach of fiduciary duty owed to the Company or any other person by such director or officer based upon such director’s or officer’s involvement in the formation or management of, or other activities undertaken in connection with, either the Company or the offering of the Shares, and no basis for any such claim exists.

(r)            Except as otherwise disclosed in each of the Time of Sale Prospectus and the Prospectus, the Company and each Subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any Subsidiary has received, or to the Company’s and each Subsidiary’s knowledge expects to receive, any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Effect.

(s)            Except as otherwise disclosed in each of the Time of Sale Prospectus and the Prospectus, the Company and each of the Subsidiaries has good and marketable title to all of the personal property owned by them, in each case free and clear of any security interests, mortgages, pledges, liens, encumbrances, equities, adverse claims and other defects, except for any maritime or other liens incurred in the ordinary course of business that do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such Subsidiary.  The real property held under lease by the Company or any Subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property by the Company or such Subsidiary.  Each of the vessels currently in the fleet of the Company (the “Company Fleet”) is duly registered in the name of the Subsidiary that owns it under the laws and regulations and the flag of the nation of such vessel’s registration, and no other action is necessary to establish and perfect such Subsidiary’s title to and interest in the vessel as against any charterer or other third party.  Each of the vessels in the Company Fleet (each, an “Owned Vessel”) is owned directly by one of the Subsidiaries as indicated in Schedule IV, free and clear of all security interests, mortgages, pledges, liens, encumbrances, equities, adverse claims and other defects, except for any maritime or other liens incurred in the ordinary course of business that do not materially and adversely affect the value of such Owned Vessel and do not materially interfere with the use made or proposed to be made of such Owned Vessel by the Company or such Subsidiary, or except such as described in each of the Time of Sale Prospectus and the Prospectus and such as are not material and do not interfere with the ownership or operation of such Owned Vessel.  Each such Owned Vessel is in good standing with respect to the payment of past and current taxes, fees and other amounts payable under the laws of the jurisdiction where it is registered as would affect its registry with the ship registry of such jurisdiction except for failures to be in good standing which would not, singly or in the aggregate, result in a Material Adverse Effect. Upon delivery to and acceptance by the relevant subsidiary of the Company under the memoranda of agreement or the new-building contracts described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, each of the vessels described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as being under contract for delivery to the Company or a subsidiary of the Company (the “Contracted Vessels”) will be duly registered as a vessel under the laws and regulations of the jurisdiction of such vessel’s registration, and, on the date of such delivery, the Company or a subsidiary will have good title to the applicable Contracted Vessel, free and clear of all mortgages, pledges, liens, security interests, claims and all defects of the title of record, except for any mortgages, pledges, liens, security interests or claims arising from any financing arrangement which the Company or a subsidiary of the Company may enter to finance the acquisition of the Contracted Vessels and except such encumbrances which would not, singly or in the aggregate, result in a Material Adverse Effect; and each such Contracted Vessel will be in good standing with respect to the payment of past and current taxes, fees and other amounts payable under the laws of the jurisdiction where it is registered as would affect its registry with the ship registry of such jurisdiction.

(t)            Each Owned Vessel has been, and the Company will use commercially reasonable efforts to ensure that each Contracted Vessel will be, operated in compliance with the rules, codes of practice, conventions, protocols, guidelines or similar requirements or restrictions imposed, published or promulgated by any governmental authority, classification society or insurer applicable to the respective vessel (collectively, “Maritime Guidelines”) and all applicable international, national, state and local conventions, laws, regulations, orders, licenses, permits and other authorizations of any applicable Governmental Authority and other requirements (including, without limitation, all Environmental Laws), except where such failure to be in compliance would not have, singly or in the aggregate, a Material Adverse Effect. The Company and each of its applicable subsidiaries are, and with respect to the Contracted Vessels will be, qualified to own or lease, as the case may be, and operate such vessels under all applicable international, national, state and local conventions, laws, regulations, orders, Governmental Licenses and other requirements (including, without limitation, all Environmental Laws) and Maritime Guidelines, including the laws, regulations and orders of each such vessel’s flag state, except where such failure to be so qualified would not have, singly or in the aggregate, a Material Adverse Effect.

(u)           Each Owned Vessel is, and each Contracted Vessel will be, classed by any of Lloyd’s Register of Shipping, American Bureau of Shipping, Det Norske Veritas or a classification society which is a full member of the International Association of Classification Societies and each Owned Vessel is, and the Company will use commercially reasonable efforts to ensure each Contracted Vessel will be, in class with valid class and trading certificates, without any overdue recommendations.

(v)           All material Tax returns required to be filed by the Company and each of the Subsidiaries have been filed and all such returns are true, complete, and correct in all material respects.  All material Taxes that are due or claimed to be due from the Company and each of the Subsidiaries have been paid other than those (A) currently payable without penalty or interest or (B) being contested in good faith and by appropriate proceedings and for which, in the case of both clauses (A) and (B), adequate reserves have been established on the books and records of the Company and each of its Subsidiaries in accordance with GAAP.  There are no material Tax assessments proposed in writing against the Company or any of the Subsidiaries.  To the Company’s knowledge, the accruals and reserves on the books and records of the Company and each of the Subsidiaries in respect of any material Tax liability for any taxable period not finally determined are adequate to meet any assessments of Tax for any such period.  For purposes of this Agreement, the term “Tax” and “Taxes” shall mean all federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto.

(w)          Except as set forth in the Time of Sale Prospectus and the Prospectus, with respect to non-residents of the Marshall Islands, there are no documentary, stamp or other issuance or transfer taxes or duties or similar fees or charges under the laws of the Republic of the Marshall Islands, or any political subdivision of any thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance, sale and delivery of Shares pursuant hereto.

(x)           Except as otherwise disclosed in each of the Time of Sale Prospectus and the Prospectus, each of the Company and the Subsidiaries maintains insurance or participates in insurance clubs in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their business.  The Company has no reason to believe that it or any Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not, singly or in the aggregate, result in a Material Adverse Effect.

(y)           The Company has not taken, directly or indirectly, any action that constitutes or is designed to cause or result in, or that would constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the shares of Common Stock.  The Company acknowledges that the Underwriters may engage in passive market making transactions in the Common Stock on the New York Stock Exchange in accordance with Regulation M under the Exchange Act.

(z)           There are no business relationships or related-party transactions involving the Company or any Subsidiary or any other person required by the Securities Act or otherwise to be described in the Time of Sale Prospectus or the Prospectus that have not been described as required.

(aa)         The Company has not been advised, and has no reason to believe, that it and each of the Subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it and each of the Subsidiaries is conducting business, except where failure to be so in compliance would not, singly or in the aggregate, result in a Material Adverse Effect.  Without limiting the generality of the foregoing, neither the Company nor any of the Subsidiaries nor, to the best of the Company’s knowledge, any employee or agent of the Company or any Subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any applicable law.

(bb)         The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the applicable rules and regulations of the Commission and the New York Stock Exchange relating to the Sarbanes-Oxley Act.

(cc)         No labor disturbance by the employees of the Company or any Subsidiary exists or, to the Company’s knowledge, is imminent and the Company is not aware of any existing or imminent labor disturbances by the employees of any of its or any Subsidiary’s principal suppliers, shipyards, manufacturers, customers or contractors, that, in either case (singly or in the aggregate), would result in a Material Adverse Effect.

(dd)         Except as described in each of the Time of Sale Prospectus and the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (i) neither the Company nor any of the Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the Company’s and each Subsidiary’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of the Subsidiaries and (iv) there are no events or circumstances that could reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of the Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(ee)         Neither the Company nor any of the Subsidiaries has sustained since the date of the last audited financial statements incorporated by reference in the Time of Sale Prospectus any loss or interference with its respective business from the actual or constructive loss of or to any vessel or any other asset that is material to the Company or any of the Subsidiaries, the requisition for title of any vessel, fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree that, singly or in the aggregate, resulted in a Material Adverse Effect.

(ff)          Other than in the ordinary course of business and except as disclosed in each of the Time of Sale Prospectus and the Prospectus, the Company has not sent or received any communication regarding termination of, or intent not to renew, any of the charters or other contracts or agreements filed as an exhibit to the Registration Statement, and no such termination or non-renewal has been threatened by the Company or, to the Company’s knowledge, any other party to any such charter, contract or agreement.

(gg)         Except as otherwise disclosed in each of the Time of Sale Prospectus and the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(hh)         The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”).  The Company is not, and after giving effect to the offering and sale of the Shares as described in the Time of Sale Prospectus will not be, an “investment company” within the meaning of the Investment Company Act.

(ii)           Since February 23, 2007, neither the Company nor any Subsidiary has extended or maintained credit, arranged for the extension of credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer (or equivalent thereof) of the Company and/or such Subsidiary except for such extensions of credit as are expressly permitted by Section 13(k) of the Exchange Act and Marshall Islands law.

(jj)           To the Company’s knowledge, there are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or 5% or greater security holders, except as set forth in each of the Time of Sale Prospectus and the Prospectus or as disclosed to the Managers.

(kk)         The Company is not a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1296 of the Internal Revenue Code of 1986, as amended, and expects to continue its operations in such a manner that it will not become a PFIC.

(ll)           Except as described in each of the Time of Sale Prospectus and the Prospectus, none of the Subsidiaries is prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s equity securities, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary.  Except as disclosed in each of the Time of Sale Prospectus and the Prospectus, the Company is not prohibited by contract from declaring and paying dividends and making other distributions on shares of Common Stock.

(mm)      Except as described in each of the Time of Sale Prospectus and the Prospectus, the Company is not prohibited, directly or indirectly, under Marshall Islands law from paying any dividends or other distributions on shares of Common Stock.  Except as described in each of the Time of Sale Prospectus and the Prospectus, all dividends and other distributions declared and payable on shares of Common Stock may under the current laws and regulations of the Marshall Islands be paid in U.S. dollars and may be freely transferred out of the Marshall Islands, and all such dividends and other distributions will not be subject to withholding or other taxes under the current laws and regulations of the Marshall Islands and are otherwise free and clear of any other tax, withholding or deduction in and without the necessity of obtaining any consents, approvals, authorizations, orders, licenses, registrations, clearances and qualifications of or with any court or governmental agency or body or any stock exchange authorities in the Marshall Islands.

(nn)         The Company is not owned or controlled by, or under common control with, or acting on behalf of, any entity that is owned or controlled by, or acting on behalf of, or is doing business with, (i) a terrorist-sponsoring country as designated by the U.S. Department of State, (ii) a country that is the subject of any sanctions program administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), (iii) a person or entity identified on the Specially Designated Nationals and Blocked Persons List maintained by OFAC (31 C.F.R., Subtitle B, Chapter V, Appendix A) or (iv) any persons or entities the subject of U.S. trade sanctions under the Trading with the Enemy Act, as amended, or the International Emergency Economic Powers Act, as amended.

(oo)         The Company is not, and to the knowledge of the Company, no director, officer, agent, employee or affiliate of the Company is the subject of any sanctions administered by OFAC.

(pp)         The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to any such laws is pending or, to the Company’s knowledge, threatened.

(qq)         Neither the Company nor any of its subsidiaries or affiliates, nor any of its or their officers, directors, employees or agents, in their capacities as such, nor any other person acting on behalf of the Company, has made any payments, loans, gifts, or promises or offers of payments, loans, gifts or anything of value, directly or indirectly to or for the use or benefit in whole or in part of, any officer or employee of a Governmental Authority (defined below), or any person acting in an official capacity for or on behalf of any Governmental Authority (a “Public Official”) or state-owned company or other state-owned enterprise, or to or for the use of any political party or official thereof, or candidate for political office, or to any other person if any such party knew or should have known or had reason to suspect, that any part of such payment, loan, gift or promise or offer, (i) was for purposes of corruptly (A) influencing any act or decision of the recipient in its official capacity, (B) inducing such recipient to (1) do or omit to do any act in violation of its lawful duty or (2) use its influence to affect or influence any act or decision of any Governmental Authority, or (C) securing any improper advantage, in each case, in order to assist the parties in obtaining or retaining business for or with, or directing business to, any person unless such payment, loan, gift or promise or offer thereof is lawful under written applicable law of the relevant jurisdiction or (ii) would violate the Foreign Corrupt Practices Act, the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and similarly applicable laws or requirements (the “Anti-Corruption Statutes”).  For purposes of this representation and warranty, the term “Governmental Authority” means any public international, multinational or transnational organization or any national, state, municipal or local governmental, judicial, legislative, administrative or other authority, ministry, department, agency, instrumentality, office or organization.  Each of the Company, its subsidiaries and affiliates has conducted its business in compliance with the Anti-

Corruption Statutes and has implemented and maintained policies and procedures designed to ensure, and that are expected to continue to ensure, continued compliance therewith.

(rr)           The Company and each of its subsidiaries is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); and neither the Company nor any of its subsidiaries is or ever has been the sponsor of or otherwise liable under or with respect to any “pension plan” (as defined in ERISA).

(ss)          The Company has not issued any options under the Company’s stock option or other employee benefit plans or arrangements.

(tt)           The industry, statistical and market-related data included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus are derived from sources that the Company reasonably and in good faith believes to be accurate, reasonable and reliable, and such data agree with the sources from which they were derived.

(uu)         The Company acknowledges in accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

2.             Agreements to Sell and Purchase.  The Company hereby agrees to sell to each of the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company, at a purchase price of $6.76275 per share (the “Purchase Price”), the number of Firm Shares set forth opposite the name of such Underwriter on Schedule II hereto.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company further agrees to sell to the several Underwriters the Additional Shares, and the Underwriters shall have the right to purchase from the Company, severally and not jointly, up to 1,125,000 Additional Shares at a price per share equal to the Purchase Price.  The Managers may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of the Prospectus.  Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased.  Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice.  On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

3.             Public Offering.  The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable.  The Company is further advised by you that the Shares are to be offered to the public upon the terms set forth in the Prospectus.

4.             Payment and Delivery.  Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on February 28, 2012, or at such other time on the same or such other date, not later than March 8, 2012, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the Option Closing Date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than the tenth business day thereafter, as may be designated in writing by you.

The Firm Shares and the Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and the Additional Shares shall be delivered to you on the Closing Date or the applicable Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid by the Company, against payment of the aggregate Purchase Price therefor.

5.             Conditions to the Underwriters’ Obligations.  The several obligations of the Underwriters are subject to the following conditions:

(a)           Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)            there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of the Subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii)           there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus (excluding any amendments or supplements thereto) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)           The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)           The Underwriters shall have received on the Closing Date the opinion of Reeder & Simpson P.C., outside Marshall Islands counsel for the Company, dated the Closing Date in the form attached hereto as Exhibit A.

(d)           The Underwriters shall have received on the Closing Date: (i) the opinion of Kramer Levin Naftalis & Frankel LLP, outside United States counsel for the Company, dated the Closing Date, in the form attached hereto as Exhibit B; (ii) a “negative assurance” letter of Kramer Levin Naftalis & Frankel LLP, dated the Closing Date, in the form attached hereto as Exhibit C; and (iii) the opinion of Seward & Kissel LLP, special outside United States counsel for the Company, dated the Closing Date, in the form attached hereto as Exhibit D.

(e)           The Underwriters shall have received on the Closing Date an opinion of Baker Botts L.L.P., counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

The opinions of Reeder & Simpson P.C., Kramer Levin Naftalis & Frankel LLP and Seward & Kissel LLP described in Sections 5(c) and (d) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(f)            The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP, independent registered public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the day immediately preceding the date hereof.

(g)           The “lock-up” agreements, each substantially in the form of Exhibit E hereto, between the Managers, on behalf of the Underwriters, and the officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Managers on or before the date hereof, shall be in full force and effect on the Closing Date; provided, however, that the lock-up agreement with Mr. Stephen A. Kaplan shall not cover any shares beneficially owned by OCM Fleet Acquisition LLC that may also be deemed to be beneficially owned by him; provided, further, that the lock-up agreements with Mr. Peter C. Georgiopoulos and Mr. John C. Wobensmith shall be in the form of Exhibit F hereto (with the financial institution referred to in the second paragraph thereof, in the case of Mr. Wobensmith, being changed to “Jefferies & Company, Inc.”).

(h)           The Prospectus, and any supplement thereto, shall have been filed in the manner and within the time period required by Rule 424(b) under the Securities Act; any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433 under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

(i)            The New York Stock Exchange shall have approved the Shares to be issued by the Company for listing, subject only to official notice of issuance.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents (including updated versions of the documents referred to in Sections 5(b) through (f) hereof) as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

6.             Covenants of the Company.  (a)  The Company covenants with each Underwriter as follows:

(i)            To furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to each of the Underwriters during the period mentioned in Section 6(a)(v) or 6(a)(vi) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(ii)           Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(iii)          To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(iv)          Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(v)           If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(vi)          If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(vii)         To endeavor to qualify the Shares for offer and sale under the securities or blue sky laws of such jurisdictions as you shall reasonably request.

(viii)        To make generally available to the Company’s security holders and to you an earnings statement (which need not be audited) for the twelve-month period beginning after the effective date of the Registration Statement as soon as reasonably practicable after the end of such period, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(ix)          If the third anniversary of the initial effective date of the Registration Statement occurs before all the Shares have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue without interruption;

references herein to the Registration Statement shall include the new registration statement declared effective by the Commission.

(x)           To prepare a final term sheet relating to the offering of the Shares, containing only information that describes the final terms of the offering in a form consented to by the Managers, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Shares.

(xi)          To pay the required Commission filing fees relating to the Shares within the time period required by Rule 456(b) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and Rule 457(r) under the Securities Act.

(xii)         To apply the net proceeds received by it from the sale of the Shares in the manner described under the caption “Use of Proceeds” in the Time of Sale Prospectus and the Prospectus.

(b)           The Company hereby covenants and agrees that, without the prior written consent of each of the Managers, on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (3) publicly disclose an intention to do any of the foregoing.

The restrictions contained in the immediately preceding paragraph shall not apply in respect of: (a) the Shares to be sold hereunder, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing or which is described in the Time of Sale Prospectus, (c) the grant by the Company of options or the issuance of shares of restricted stock or restricted stock units by the Company to employees, officers, directors, advisors or consultants pursuant to any employee benefit plan referred to in the Time of Sale Prospectus and (d) the filing of any registration statement on Form S-8 in respect of any employee benefit plan referred to in the Time of Sale Prospectus.

The lock-up period described in the proceeding paragraph will be extended if (i) during the last 17 days of the lock-up period the Company issues a release about earnings or material news or a material event relating to the Company occurs; or (ii) prior to the expiration of the lock-up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the lock-up period, in which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the issuance of the release or the occurrence of the material news or material event.  The Company shall promptly notify each of the Managers of any earnings release, news or event that may give rise to an extension of the initial lock-up period.

7.             Covenants of the Underwriters.  Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8.             Expenses.  Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares, all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any blue sky or legal investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(a)(vii) hereof, including filing fees and the reasonable fees and disbursements of counsel to the Underwriters (not to exceed $5,000) in connection with such qualification and in connection with the blue sky or legal investment memorandum, (iv) any filing fees and the reasonable fees and disbursements of counsel to the Underwriters (not to exceed $5,000) incurred in connection with any review and qualification of the offering of the Shares by FINRA, (v) the costs and expenses incident to listing the Shares on the New York Stock Exchange, (vi)  the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation of or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section 8. It is understood, however, that except as provided in this Section 8, Section 9 entitled “Indemnity and Contribution” and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, travel and lodging expenses of the representatives and officers of the Underwriters, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

9.             Indemnity and Contribution.   (a) The Company agrees to indemnify and hold harmless each Underwriter, its directors and officers and each person, if any, who controls any

Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus, in the light of the circumstances under which any such statements were made) not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein, which information is specified in Section 9(g) below.

(b)           Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus (as amended or supplemented if the Company shall have furnished any amendment or supplement thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus, in the light of the circumstances under which any such statements were made) not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendments or supplements thereto, which information is specified in Section 9(g) below.

(c)           In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any other persons entitled to indemnification hereunder in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding, but the omission so to notify the indemnifying party shall not relieve it from liability that it may have to any indemnified party otherwise. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all the indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. LLC, Deutsche Bank Securities Inc. and Jefferies & Company, Inc. In the case of any such separate firm for the Company and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)           To the extent the indemnification provided for in Section 9(a) or 9(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) above but also the relative fault of the indemnifying party or parties, on the one hand, and of the indemnified party or parties, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Underwriters in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Shares set forth in the Prospectus.  The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e)           The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the aggregate number of Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

(f)            The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

(g)           The Underwriters confirm and the Company acknowledges and agrees that the following information included in the most recent preliminary prospectus and the Prospectus constitutes the only information relating to any of the Underwriters furnished in writing to the Company by or on behalf of any of the Underwriters specifically for inclusion in the Registration Statement, any preliminary prospectus relating to the offering of the Shares, the Time of Sale Prospectus, any issuer free writing prospectus relating to the offering of the Shares or the Prospectus or in any amendment or supplement to any of the foregoing: (i) the fourth paragraph on the cover page regarding delivery of shares by the Underwriters and (ii) the fourth paragraph relating to concession and reallowance figures and the 14th, 15th, 16th, 17th, 18th and 19th paragraphs relating to stabilization by the Underwriters under the caption “Underwriting.”

10.          Termination.  The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE Amex, the Nasdaq Global Select Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and that, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

11.          Effectiveness; Defaulting Underwriters.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-tenth of such number of Shares without the written consent of such Underwriter.  If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company.  In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected.  If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of

Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

12.          Entire Agreement.  (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Underwriters with respect to the preparation of the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b)           The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company.  The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

13.          Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14.          Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to any rules of conflict of laws thereof that would result in the application of the laws of any other jurisdiction.

15.          Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16.          Notices.  All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York 10005, Attention: Equity Capital Markets—Syndicate Desk (with a copy to Deutsche Bank Securities, Inc., 60 Wall Street, New York, New York

10005, Attention: General Counsel) and Jefferies & Company, Inc., 520 Madison Avenue, New York, New York 10022, Attention: Equity Capital Markets—Syndicate Desk (Jefferies & Company, Inc., 520 Madison Avenue, New York, New York 10022, Attention: General Counsel); and if to the Company shall be delivered, mailed or sent to Genco Shipping & Trading Limited, 299 Park Avenue, 12th Floor, New York, New York 10171, Attention:  John C. Wobensmith.

[Signature Pages Follow]

Very truly yours,

GENCO SHIPPING & TRADING LIMITED

By:	/s/ John C. Wobensmith
Name: John C. Wobensmith
Title: Chief Financial Officer

Signature Page to Underwriting Agreement

Accepted by the Managers as of the date hereof, acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto.

By:	MORGAN STANLEY & CO. LLC

	By:	/s/ Kathy Bergsteinsson
		Name:	Kathy Bergsteinsson
		Title:	Executive Director, Corporate Finance
Finance

By:
Name:
Title:

By:	DEUTSCHE BANK SECURITIES INC.

	By:	/s/ Warren F. Estey
		Name:	Warren F. Estey
		Title:	Managing Director

	By:	/s/ John Reed
		Name:	John Reed
		Title:	Director

By:	JEFFERIES & COMPANY, INC.

	By:	/s/ Courtney Tuttle
		Name:	Courtney Tuttle
		Title:	Managing Director

By:
Name:
Title:

Signature Page to Underwriting Agreement

SCHEDULE I

Managers:	Morgan Stanley & Co. LLC Deutsche Bank Securities Inc. Jefferies & Company, Inc.

Registration Statement File No.:	Registration Statement on Form S-3 (File No. 333-171404)

Time of Sale Prospectus:	• Prospectus dated June 6, 2011 relating to the Shelf Securities
• The preliminary prospectus supplement dated February 22, 2012 relating to the Shares
• Term Sheet dated February 23, 2012

Securities to be purchased:	7,500,000 shares of Common Stock

Purchase Price:	$6.76275 per share

Closing Date and Time:	February 28, 2012, 10:00 a.m., New York City time

Closing Location:	Kramer Levin Naftalis & Frankel LLP 1177 Avenue of the Americas New York, NY 10036

SCHEDULE II

Underwriters	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. LLC	1,875,000
Deutsche Bank Securities Inc.	1,875,000
Jefferies & Company, Inc.	1,875,000
Credit Agricole Securities (USA) Inc.	468,750
DNB Markets, Inc.	468,750
Skandinaviska Enskilda Banken AB (publ.)	468,750
DVB Capital Markets, LLC	234,375
Knight Capital Americas, L.P.	234,375
Total:	7,500,000

SCHEDULE III

Company Subsidiaries

Subsidiary	Jurisdiction of Organization

Genco Beauty Limited	Marshall Islands

Genco Knight Limited	Marshall Islands

Genco Leader Limited	Marshall Islands

Genco Vigour Limited	Marshall Islands

Genco Success Limited	Marshall Islands

Genco Carrier Limited	Marshall Islands

Genco Prosperity Limited	Marshall Islands

Genco Wisdom Limited	Marshall Islands

Genco Marine Limited	Marshall Islands

Genco Explorer Limited	Marshall Islands

Genco Pioneer Limited	Marshall Islands

Genco Progress Limited	Marshall Islands

Genco Reliance Limited	Marshall Islands

Genco Sugar Limited	Marshall Islands

Genco Muse Limited	Marshall Islands

Genco Acheron Limited	Marshall Islands

Genco Surprise Limited	Marshall Islands

Genco Augustus Limited	Marshall Islands

Genco Tiberius Limited	Marshall Islands

Genco Titus Limited	Marshall Islands

Genco Constantine Limited	Marshall Islands

Genco London Limited	Marshall Islands

Genco Hadrian Limited	Marshall Islands

Genco Commodus Limited	Marshall Islands

Genco Maximus Limited	Marshall Islands

Genco Claudius Limited	Marshall Islands

Genco Predator Limited	Marshall Islands

Schedule III-1

Subsidiary	Jurisdiction of Organization

Genco Warrior Limited	Marshall Islands

Genco Hunter Limited	Marshall Islands

Genco Challenger Limited	Marshall Islands

Genco Charger Limited	Marshall Islands

Genco Champion Limited	Marshall Islands

Genco Investments LLC	Marshall Islands

Genco Raptor LLC	Marshall Islands

Genco Cavalier LLC	Marshall Islands

Genco Thunder LLC	Marshall Islands

Genco Aquitaine Limited	Marshall Islands

Genco Ardennes Limited	Marshall Islands

Genco Auvergne Limited	Marshall Islands

Genco Bourgogne Limited	Marshall Islands

Genco Brittany Limited	Marshall Islands

Genco Languedoc Limited	Marshall Islands

Genco Loire Limited	Marshall Islands

Genco Lorraine Limited	Marshall Islands

Genco Normandy Limited	Marshall Islands

Genco Picardy Limited	Marshall Islands

Genco Provence Limited	Marshall Islands

Genco Pyrenees Limited	Marshall Islands

Genco Rhone Limited	Marshall Islands

Genco Bay Limited	Marshall Islands

Genco Ocean Limited	Marshall Islands

Genco Avra Limited	Marshall Islands

Genco Mare Limited	Marshall Islands

Genco Spirit Limited	Marshall Islands

Genco Ship Management LLC	Delaware

Genco Management (USA) LLC	Delaware

Baltic Trading Limited	Marshall Islands

Schedule III-2

Subsidiary	Jurisdiction of Organization

Baltic Bear Limited	Marshall Islands

Baltic Breeze Limited	Marshall Islands

Baltic Cougar Limited	Marshall Islands

Baltic Cove Limited	Marshall Islands

Baltic Jaguar Limited	Marshall Islands

Baltic Leopard Limited	Marshall Islands

Baltic Panther Limited	Marshall Islands

Baltic Wind Limited	Marshall Islands

Baltic Wolf Limited	Marshall Islands

Schedule III-3

SCHEDULE IV

Ownership of Vessels

Vessel	Subsidiary

Genco Beauty	Genco Beauty Limited (Marshall Islands)

Genco Knight	Genco Knight Limited (Marshall Islands)

Genco Leader	Genco Leader Limited (Marshall Islands)

Genco Vigour	Genco Vigour Limited (Marshall Islands)

Genco Success	Genco Success Limited (Marshall Islands)

Genco Carrier	Genco Carrier Limited (Marshall Islands)

Genco Prosperity	Genco Prosperity Limited (Marshall Islands)

Genco Wisdom	Genco Wisdom Limited (Marshall Islands)

Genco Marine	Genco Marine Limited (Marshall Islands)

Genco Explorer	Genco Explorer Limited (Marshall Islands)

Genco Pioneer	Genco Pioneer Limited (Marshall Islands)

Genco Progress	Genco Progress Limited (Marshall Islands)

Genco Reliance	Genco Reliance Limited (Marshall Islands)

Genco Sugar	Genco Sugar Limited (Marshall Islands)

Genco Muse	Genco Muse Limited (Marshall Islands)

Genco Acheron	Genco Acheron Limited (Marshall Islands)

Schedule IV-1

Vessel	Subsidiary

Genco Surprise	Genco Surprise Limited (Marshall Islands)

Genco Augustus	Genco Augustus Limited (Marshall Islands)

Genco Tiberius	Genco Tiberius Limited (Marshall Islands)

Genco London	Genco London Limited (Marshall Islands)

Genco Titus	Genco Titus Limited (Marshall Islands)

Genco Challenger	Genco Challenger Limited (Marshall Islands)

Genco Charger	Genco Charger Limited (Marshall Islands)

Genco Warrior	Genco Warrior Limited (Marshall Islands)

Genco Predator	Genco Predator Limited (Marshall Islands)

Genco Hunter	Genco Hunter Limited (Marshall Islands)

Genco Champion	Genco Champion Limited (Marshall Islands)

Genco Constantine	Genco Constantine Limited (Marshall Islands)

Genco Hadrian	Genco Hadrian Limited (Marshall Islands)

Genco Commodus	Genco Commodus Limited (Marshall Islands)

Genco Maximus	Genco Maximus Limited (Marshall Islands)

Genco Claudius	Genco Claudius Limited (Marshall Islands)

Genco Raptor	Genco Raptor LLC (Marshall Islands)

Genco Thunder	Genco Thunder LLC

Schedule IV-2

Vessel	Subsidiary

(Marshall Islands)

Genco Cavalier	Genco Cavalier LLC (Marshall Islands)

Genco Lorraine	Genco Lorraine Limited (Marshall Islands)

Genco Loire	Genco Loire Limited (Marshall Islands)

Genco Aquitaine	Genco Aquitaine Limited (Marshall Islands)

Genco Ardennes	Genco Ardennes Limited (Marshall Islands)

Genco Auvergne	Genco Auvergne Limited (Marshall Islands)

Genco Bourgogne	Genco Bourgogne Limited (Marshall Islands)

Genco Brittany	Genco Brittany Limited (Marshall Islands)

Genco Languedoc	Genco Languedoc Limited (Marshall Islands)

Genco Normandy	Genco Normandy Limited (Marshall Islands)

Genco Picardy	Genco Picardy Limited (Marshall Islands)

Genco Provence	Genco Provence Limited (Marshall Islands)

Genco Pyrenees	Genco Pyrenees Limited (Marshall Islands)

Genco Rhone	Genco Rhone Limited (Marshall Islands)

Genco Ocean	Genco Ocean Limited (Marshall Islands)

Genco Bay	Genco Bay Limited (Marshall Islands)

Genco Avra	Genco Avra Limited (Marshall Islands)

Schedule IV-3

Vessel	Subsidiary

Genco Mare	Genco Mare Limited (Marshall Islands)

Genco Spirit	Genco Spirit Limited (Marshall Islands)

Baltic Wolf	Baltic Wolf Limited (Marshall Islands)

Baltic Bear	Baltic Bear Limited (Marshall Islands)

Baltic Cougar	Baltic Cougar Limited (Marshall Islands)

Baltic Jaguar	Baltic Jaguar Limited (Marshall Islands)

Baltic Leopard	Baltic Leopard Limited (Marshall Islands)

Baltic Panther	Baltic Panther Limited (Marshall Islands)

Baltic Breeze	Baltic Breeze Limited (Marshall Islands)

Baltic Cove	Baltic Cove Limited (Marshall Islands)

Baltic Wind	Baltic Wind Limited (Marshall Islands)

Schedule IV-4